Exhibit 10.2

FORM OF SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), is dated as of ___________, 2011, by and between RxBids, a Nevada corporation (to be renamed Xsovt Brands, Inc.) (the “Company”), and the subscriber (“Subscriber”).

WHEREAS, the Company and Subscriber are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2) and/ or Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to Subscriber, and Subscriber shall purchase the Company, Units of the Company (the “Units”), with each Unit consisting of a Series A 6% Cumulative Convertible Preferred Stock of the Company (“Series A Preferred Stock”), a detachable Class A Common Stock Purchase Warrant (“Class A Warrant”) to purchase one share of common stock, par value $0.01 per share, of the Company (“Common Stock”) and a detachable Class A Common Stock Purchase Warrant to purchase one share of Common Stock (“Class B Warrant” and together with the Class A Warrant, “Warrants”), at a purchase price of $25,000 for each Unit (the “Purchase Price”); and

WHEREAS, the offering of the Units (the “Offering”) is being conducted on a “best efforts” basis with respect to 40 Units for an aggregate of $1,000,000 maximum being offered, with a $200,000 minimum amount being offered.  All funds received in the Offering shall be promptly transmitted to a segregated account of the Company until such time as the Company conducts a Closing (as defined below) with respect to such funds, at which time the securities subscribed for as further described below shall be delivered to the Subscriber. The Company shall have the option to accept up to an additional $500,000 above the maximum being offered if the Offering is oversubscribed;

WHEREAS, a form of Certificate of Designations for the Series A Preferred Stock is attached hereto as Exhibit A (the “Certificate of Designation”), the form of Class A Warrant is attached hereto as Exhibit B, the form of the Class B Warrant is attached hereto as Exhibit C, and certain registration rights granted to Subscriber by the Company are attached hereto as Exhibit D.  The Series A Preferred Stock, the Warrants, and the shares of Common Stock issuable upon conversion of the Series A Preferred Stock and the exercise of the Warrants (the “Conversion Shares”) are collectively referred to herein as the “Securities”;

WHEREAS, this Offering is being conducted in connection with a series of transactions in which the Company will merge into or otherwise consolidate with Xsovt, LLC (“Xsovt”), with the business of Xsovt thereafter being conducted through the Company, as more fully described in the Executive Summary/Risk Factor Booklet relating to the Offering (the “Executive Summary” and such transactions, the “Transactions”);

NOW, THEREFORE, in consideration of the premises above, which are incorporated in this Agreement as if fully set forth below, and the mutual covenants and other agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Subscriber hereby agree as follows:

1.           Acceptance and Rejection; Closing; Conditions.

(a)          Acceptance or Rejection.

(i)           Upon execution, the Subscriber’s obligation to purchase the Units shall be irrevocable, and the Subscriber shall be legally bound to purchase the Units subject to the terms set forth in this Agreement.

(ii)          The Subscriber understands and agrees that the Xsovt and the Company reserve the right to reject this subscription for the Units in whole or part in any order at any time prior to the closing of the Offering (the “Closing”) of the purchase and sale of the Units for any or no reason, notwithstanding the Subscriber’s prior receipt of notice of acceptance of the Subscriber’s subscription.

(iii)         In the event of rejection of this subscription by Xsovt or the Company in accordance with Section 1(a), or the sale of the Units is not consummated for any reason, this Agreement and any other agreement entered into between the Subscriber and the Company relating to this subscription shall thereafter have no force or effect, and the Company shall promptly return or cause to be returned to the Subscriber the purchase price remitted to the Company, without interest thereon or deduction therefrom.

(b)          Closing.  Each Closing shall take place at the offices of Ellenoff Grossman & Schole LLP, 150 E. 42nd Street, New York, NY 10017, or such other place as determined by the Company (including remotely via deliver of electronic documents).  The initial Closing shall take place on a Business Day promptly following the satisfaction of the conditions set forth in Section 1(c) below.  Each subsequent Closing shall take place at such times as determined by the Company (each closing date referred to as a “Closing Date”).  As used herein, “Business Day” shall mean from the hours of 9:00 a.m., Eastern time, through 5:00 p.m., Eastern time, of a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required to be closed.

(c)           Closing Conditions.  Xsovt’s and the Company’s right to accept the subscription of the Subscriber is conditioned upon satisfaction of the following conditions precedent on or before the date such subscription is accepted (any or all of which may be waived by Xsovt or the Company and the Subscriber in his, her or its sole discretion):

(i)           On the Closing Date, no legal, administrative or regulatory action, suit or proceeding shall be pending which seeks to restrain or prohibit the transactions contemplated by this Agreement.

(ii)           The closing of the Transactions (as defined in the introductory paragraph hereof) shall occur concurrently with the initial closing of the Offering.

(iii)          The Board of Directors of the Company shall have approved the issuance of the Securities pursuant to this Agreement in accordance with the applicable laws of the jurisdiction of the Company’s incorporation and expressly approved the assumption of this Agreement.

(iv)         The representations and warranties of the Company contained in this Agreement shall have been true and correct on the date of this Agreement and shall be true and correct on the Closing Date as if made on the Closing Date.

(d)          Subscription.  Subject to the conditions set forth in Section 1(c) hereof, the Subscriber hereby subscribes for and agrees to purchase the number of Units indicated on the signature page hereof on the terms and conditions described herein.  The minimum number of Units that may be purchased by the Subscriber is one Unit.  Subscriptions for lesser amounts may be accepted at the sole discretion of Xsovt.  The Company must sell at least 8 Units.

(e)           Purchase of Securities.  The Subscriber understands and acknowledges that the purchase price to be remitted to the Company in exchange for the Units shall be $25,000 per Unit, for an aggregate purchase price as set forth on the signature page hereof (the “Aggregate Purchase Price”).  The Subscriber’s delivery of this Agreement to the Company shall be accompanied by payment for the Units subscribed for hereunder, payable in United States dollars, by check or wire transfer to an account identified by Xsovt.  The Subscriber understands and agrees that, subject to the terms of this Agreement and applicable laws, by executing this Agreement, he, she or it is entering into a binding agreement.

2.           Representations and Warranties of Subscriber.  Subscriber represents and warrants to the Company and Xsovt as follows:

(a)           Subscriber is an “accredited investor” as defined by Rule 501 (a copy of which definition is set forth on Annex A attached hereto) under the Securities Act of 1933, as amended (the “Act”), and has such knowledge and experience in financial and business matters that Subscriber is capable of evaluating the merits and risks of Subscriber’s investment in the Securities, of making an informed investment decision with respect thereto, and has the ability and capacity to protect Subscriber’s interests.

(b)           Subscriber understands that the Securities are not presently registered and other than as set forth herein the Company has no obligation to register the Securities or assist the Subscriber in obtaining an exemption from registration.  Subscriber understands that the Securities will not be registered under the Act on the ground that the issuance thereof is exempt under Section 4(2) of the Act as a transaction by an issuer not involving any public offering and that, in the view of the Securities and Exchange Commission (the “SEC”), the statutory basis for the exception claimed would not be present if any of the representations and warranties of Subscriber contained in this Subscription Agreement or those of other purchasers of the Securities are untrue or, notwithstanding the Subscriber’s representations and warranties, the Subscriber currently has in mind acquiring any of the Securities for resale upon the occurrence or non-occurrence of some predetermined event.

(c)           Subscriber is purchasing the Securities subscribed for hereby for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part thereof for any particular price, or at any particular time, or upon the happening of any particular event or circumstance, except selling, transferring, or disposing the Securities made in full compliance with all applicable provisions of the Act, the rules and regulations promulgated by the SEC thereunder, and applicable state securities laws; and that an investment in the Securities is not a liquid investment.

(d)           Subscriber acknowledges that there exists no public market for the Securities, that no such public market may develop in the future, the Securities, when issued, will be “restricted securities” and as a result, Subscriber acknowledges that the Securities must be held indefinitely unless subsequently registered under the Act or unless an exemption from such registration is available.  Subscriber is aware of the provisions of Rule 144 promulgated under the Act which permit resales of common stock purchased in a private placement subject to certain limitations and to the satisfaction of certain conditions provided for thereunder, including, among other things, the existence of a public market for the common stock, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of shares of common stock being sold during any three-month period not exceeding specified limitations.

(e)          Subscriber acknowledges that Subscriber has had the opportunity to ask questions of, and receive answers from Xsovt, the Company or any authorized person acting on their behalf concerning Xsovt and the Company and Xsovt’s proposed business plan (including, without limitation, as described in the Executive Summary) and to obtain any additional information, to the extent possessed by Xsovt or the Company (or to the extent it could have been acquired by Xsovt or the Company without unreasonable effort or expense) necessary to verify the accuracy of the information received by Subscriber.  In connection therewith, Subscriber acknowledges that Subscriber has had the opportunity to discuss the Company’s business, management and financial affairs with the Company’s management or any authorized person acting on its behalf.  Subscriber has received and reviewed all the information concerning Xsovt, the Company and the Securities, both written and oral, that Subscriber desires (including, without limitation, the Executive Summary).  Without limiting the generality of the foregoing, Subscriber has been furnished with or has had the opportunity to acquire, and to review all information, both written and oral, that Subscriber desires with respect to Xsovt’s the Company’s business, management, financial affairs, prospects and risks.  In determining whether to make this investment, Subscriber has relied solely on (i) Subscriber’s own knowledge and understanding of Xsovt and the Company and their businesses based upon Subscriber’s own due diligence investigations and the information furnished pursuant to this paragraph, and (ii) the information described in subparagraph 2(g) below.

(f)           Subscriber has all requisite legal and other power and authority to execute and deliver this Subscription Agreement and to carry out and perform Subscriber’s obligations under the terms of this Subscription Agreement.  This Subscription Agreement constitutes a valid and legally binding obligation of Subscriber, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other general principals of equity, whether such enforcement is considered in a proceeding in equity or law.

(g)          Subscriber has carefully considered and has discussed with the Subscriber’s legal, tax, accounting and financial advisors, to the extent the Subscriber has deemed necessary, the suitability of this investment and the transactions contemplated by this Subscription Agreement for the Subscriber’s particular federal, state, local and foreign tax and financial situation and has independently determined that this investment and the transactions contemplated by this Subscription Agreement are a suitable investment for the Subscriber.  Subscriber has relied solely on such advisors and not on any statements or representations of Xsovt, the Company or any of its agents.  Subscriber understands that Subscriber (and not Xsovt or the Company) shall be responsible for Subscriber’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Subscription Agreement.

(h)          This Subscription Agreement does not contain any untrue statement of a material fact or omit any material fact concerning Subscriber.

(i)           There are no actions, suits, proceedings or investigations pending against Subscriber or Subscriber’s assets before any court or governmental agency (nor, to Subscriber’s knowledge, is there any threat thereof) which would impair in any way Subscriber’s ability to enter into and fully perform Subscriber’s commitments and obligations under this Subscription Agreement or the transactions contemplated hereby.

(j)           The execution, delivery and performance of and compliance with this Subscription Agreement and the issuance of the Securities will not result in any violation of, or conflict with, or constitute a default under, any of Subscriber’s articles of incorporation, by-laws, operating agreement, partnership agreement, or trust agreement, if applicable, or any agreement to which Subscriber is a party or by which it is bound, nor result in the creation of any mortgage, pledge, lien, encumbrance or charge against any of the assets or properties of Subscriber or the Securities.  If Subscriber is an individual, Subscriber has legal capacity to execute and deliver this Subscription Agreement.

(k)           Subscriber acknowledges that an investment in the Securities is speculative and involves a high degree of risk and that Subscriber can bear the economic risk of the purchase of the Securities, including a total loss of his/her/its investment.

(l)           Subscriber acknowledges and agrees that such Subscriber’s investment in the Company is reasonable in relation to Subscriber’s net worth and financial needs and Subscriber is able to bear the economic risk of losing their entire investment in the Securities.

(m)           Subscriber recognizes that no federal, state or foreign agency has reviewed, recommended or endorsed the purchase of the Securities or any facts or circumstances related thereto.

(n)           Subscriber is aware that: (i) Xsovt is a recently-formed development stage company with no operations and no commitments for any additional capital that may be needed in the future and (ii) the Company is a shell company (although it is agreed that Xsovt or its affiliates make no representation or warranty regarding the past history or operations of the Company).  Subscriber has experience in evaluating the risks of investing in early stage development companies.

(o)           Subscriber understands that any and all certificates representing the Securities and any and all securities issued in replacement thereof or in exchange therefor shall bear the following legend or one substantially similar thereto, which Subscriber has read and understands:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.”

In addition, the certificates representing the Securities, and any and all securities issued in replacement thereof or in exchange therefor, shall bear such legend as may be required by the securities laws of the jurisdiction in which Subscriber resides.

(p)           Because of the legal restrictions imposed on resale, Subscriber understands that the Company shall have the right to note stop-transfer instructions in its stock transfer records, and Subscriber has been informed of the Company’s intention to do so.  Any sales, transfers, or other dispositions of the Securities by Subscriber, if any, will be made in compliance with the Act and all applicable rules and regulations promulgated thereunder.

(q)           Subscriber represents that (i) Subscriber has (and could be reasonably assumed to have) the ability and capacity to protect his/her/its interests in connection with this subscription; or (ii) Subscriber has a pre-existing personal or business relationship with either Xsovt, the Company or any affiliate thereof of such duration and nature as would enable a reasonably prudent purchaser to be aware of the character, business acumen and general business and financial circumstances of Xsovt, the Company or such affiliate and is otherwise personally qualified to evaluate and assess the risks, nature and other aspects of this subscription.

(r)           Subscriber further represents that the address of Subscriber set forth below is his/her principal residence (or, if Subscriber is a company, partnership or other entity, the address of its principal place of business); that Subscriber is purchasing the Securities for Subscriber’s own account and not, in whole or in part, for the account of any other person; and that Subscriber has not formed any entity, and is not an entity formed, for the purpose of purchasing the Securities.

(s)           Subscriber understands that Xsovt and the Company shall have the unconditional right to accept or reject this subscription, in whole or in part, for any reason or without a specific reason, in the sole and absolute discretion of the Company (even after receipt and clearance of Subscriber’s funds).  This Subscription Agreement is not binding upon Xsovt or the Company until accepted in writing by an authorized officer of the Company.  In the event that this subscription is rejected, then Subscriber’s subscription funds (to the extent of such rejection) will be promptly returned in full without interest thereon or deduction therefrom.

(t)           Subscriber has not been furnished with any oral representation or oral information in connection with or in any way relating to the Offering or the business or prospects of Xsovt or the Company (including the actual or anticipated officers or directors of the Company following the Offering) that is not contained in, or is in any way contrary to or inconsistent with, statements made in this Subscription Agreement or the disclosure contained in the Executive Summary.

(u)          Subscriber represents that Subscriber is not subscribing for the Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the Internet, television or radio or presented at any seminar or meeting or any public announcement or filing of or by Xsovt or the Company or any of their affiliates, agents or representatives.

(v)          Subscriber has carefully read each of the terms and provisions of this Subscription Agreement.

(w)          No representations or warranties have been made to Subscriber by the Company, or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations of the Company contained herein, and in subscribing for the Securities the Subscriber is not relying upon any representations other than those contained in this Subscription Agreement.

(x)           Subscriber represents and warrants, to the best of Subscriber’s knowledge, that no finder, broker, agent, financial advisor or other intermediary, nor any purchaser representative or any broker-dealer acting as a broker, is entitled to any compensation in connection with the transactions contemplated by this Subscription Agreement.

(y)           Subscriber represents and warrants that Subscriber has kept and will keep confidential any information made available in connection with its investigation of Xsovt or the Company and its intended business and agrees that all such information shall be kept in confidence by the Subscriber and neither be used by the Subscriber for the Subscriber’s personal benefit (other than in connection with this Subscription) nor disclosed to any third party for any reason (other than Subscriber’s legal and tax advisors) notwithstanding that the Subscriber’s Subscription may not be accepted by the Company.  Subscriber will not undertake any purchases of the Company’s securities while in possession of material non-public information regarding Xsovt or the Company (it being agreed and acknowledged by the Subscriber that the contents of the Executive Summary constitute material non-public information within the meaning of the U.S. federal securities laws).

(z)           If the Subscriber is a corporation, partnership, limited liability company, trust, or other entity, the person executing this Subscription Agreement hereby represents and warrants that the above representations and warranties shall be deemed to have been made on behalf of such entity and the Subscriber has made the same after due inquiry to determine the truthfulness of such representations and warranties.

(aa)         If the Subscriber is a corporation, partnership, limited liability company, trust, or other entity, it represents that: (i) it is duly organized, validly existing and in good standing in its jurisdiction of incorporation or organization and has all requisite power and authority to execute and deliver this Subscription Agreement and purchase the Securities as provided herein; (ii) its purchase of the Securities will not result in any violation of, or conflict with, any term or provision of the charter, by-laws or other organizational documents of Subscriber or any other instrument or agreement to which the Subscriber is a party or is subject; (iii) the execution and delivery of this Subscription Agreement and Subscriber’s purchase of the Securities has been duly authorized by all necessary action on behalf of the Subscriber; (iv) all of the documents relating to the Subscriber’s subscription to the Securities have been duly executed and delivered on behalf of the Subscriber and constitute a legal, valid and binding agreement of the Subscriber; and (v) has not been organized for the specific purpose of purchasing the Securities (unless all beneficial owners of the Subscriber are “accredited investors”) and is not prohibited from so purchasing the Securities.

3.            Representations and Warranties of the Company.  The Company represents and warrants to Subscriber as follows:

(a)           The Company is duly organized and validly existing as corporations in good standing under the laws of its state of incorporation.

(b)           The Company has the corporate power and authority to enter into, deliver and perform this Subscription Agreement and the agreements to be entered into therewith.

(c)           All necessary corporate action has been duly and validly taken by the Company or Xsovt, as applicable, to authorize the execution, delivery and performance of this Subscription Agreement by the Company, and the issuance and sale of the Securities to be sold by the Company pursuant to this Subscription Agreement.  This Subscription Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

(d)           The Securities.  The Securities upon issuance:

(i)           are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject only to restrictions upon transfer under the Act and any applicable state securities laws and the Certificate of Designation;

(ii)           have been, or will be, duly and validly authorized and on their respective dates of issuance of the Units and the Conversion Shares, such Units and Conversion Shares will be duly and validly issued, fully paid and non-assessable;

(iii)           will not subject the holders thereof to personal liability by reason of being such holders; and

(iv)           assuming the representations and warranties of Subscriber as set forth in Section 2 hereof are true and correct, will not result in a violation of Section 5 under the Act.

(e)           No General Solicitation.  Neither Xsovt, the Company, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with the offer or sale of the Securities.

(f)           Private Placement.  Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 2, no registration under the Act is required for the offer and sale of the Securities by the Company to Subscriber as contemplated hereby.

4.            Indemnification; Insider Trading Prohibition.

(a)           Subscriber agrees to indemnify, hold harmless, reimburse and defend the Company, Xsovt, their respective officers, directors, agents, counsel, members, managers, control persons, and principal stockholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based upon (i) any material misrepresentation by Subscriber or breach of any representation or warranty by Subscriber in this Agreement or in any Exhibits or Schedules attached hereto in any transaction document, or other agreement delivered pursuant hereto or in connection herewith, now or after the date hereof; or (ii) after any applicable notice and/ or cure periods, any breach or default in performance by Subscriber of any covenant or undertaking to be performed by Subscriber hereunder, or any other agreement entered into by Subscriber and the Company or Xsovt relating hereto.

(b)           If any action shall be brought against an indemnified party in respect of which indemnity may be sought pursuant to this Agreement, the indemnified shall promptly notify the indemnifying party in writing, and indemnifying party shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the indemnified party.  Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of indemnified party except to the extent that (i) the employment thereof has been specifically authorized by indemnifying party in writing, (ii) the indemnifying party has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the indemnifying party and the position of indemnified party, in which case the indemnifying party shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  The indemnifying party will not be liable to the indemnified party under this Agreement (y) for any settlement by an indemnified party effected without the indemnifying party’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to the indemnified party’s breach of any of the representations, warranties, covenants or agreements made by the indemnified party in this Agreement.

(c)           Until the public disclosure by the Company of the Transactions and the Offering, the Subscriber hereby agrees to (i) refrain from (a) engaging in any transactions with respect to the publicly traded capital stock of the Company or securities exercisable or convertible into or exchangeable for any shares of capital stock of the Company and (b) entering into any transaction which would have the same effect, or entering into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the publicly traded capital stock capital stock of the Company and (ii) indemnify and hold harmless Xsovt, the Company and their respective officers and directors, employees, members, managers, agents, sub-agents and affiliates and each other person, if any, who controls any of the foregoing, against any loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any violation of this Section 4(c) by the Subscriber.

(d)           The Subscriber, whether in its own capacity or through a representative, agent or affiliate, agrees that it will not enter into or effect any “short sales” of any publicly traded capital stock of the Company or any hedging, stabilization or other similar transaction, whether on a U.S. domestic exchange, Over-the-Counter Bulletin Board or the Pink Sheets or any foreign exchange for a period commencing on the issuance of the Securities and ending one year after any registration statement covering the shares of Conversion Shares has been declared effective by the SEC.

(e)           The Subscriber agrees to indemnify and hold harmless Xsovt, the Company and their respective officers and directors, employees, members, managers, agents, sub-agents, attorneys, accountants and affiliates and each other person, if any, who controls any of the foregoing, against any loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty (or any omission which results in any representation or warranty being false) by the Subscriber, or the Subscriber’s breach of, or failure to comply with, any covenant or agreement made by the Subscriber herein or in any other document furnished by the Subscriber to Xsovt, the Company and their respective officers and directors, employees, members, managers, agents, sub-agents and affiliates and each other person, if any, who controls any of the foregoing in connection with the Offering.

5.           Registration Rights.  The Company hereby grants to the Subscriber the registration rights with respect to the Conversion Shares set forth on Exhibit D hereto.

6.           Miscellaneous.

(a)           Notices.  Any notice or other document required or permitted to be given or delivered to the parties hereto shall be in writing and sent: (i) by fax if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid) or (c) by a recognized overnight delivery service (with charges prepaid).

If to the Company, at:

Xsovt Brands, Inc.
18-B Neal Court
Oceanside, NY  11572
Attention: Avi Koschitzki
Fax: (516) 765-2682

With a copy to:

Ellenoff Grossman & Schole LLP
150 East 42nd Street, 11th Floor
New York, New York 10017
Attention: Lawrence A. Rosenbloom, Esq.
Fax: (212) 370-7889

If to the Subscriber, at its address set forth on the signature page to this Subscription Agreement, or such other address as Subscriber shall have specified to the Company in writing.

(b)           Entire Agreement; Assignment.  This Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof and may be terminated, modified, waived or amended only by a writing executed and delivered by both parties.  Neither the Company nor Subscriber has relied on any representations not contained or referred to in this Agreement.   No right or obligation of a party shall be assigned or otherwise transferred without prior notice to and the written consent of the other party.  Any assignment or transfer in violation of the foregoing shall be null and void.

(c)           Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

(d)           Law Governing this Agreement.  This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York, as such laws are applied by the New York courts within the borders of such state, except with respect to the conflicts of law provisions thereof, and shall be binding upon the Subscriber and the Subscriber’s heirs, estate, legal representatives, successors and permitted assigns and shall inure to the benefit of the Company and their respective successors and assigns.

(e)           Arbitration.   Except as otherwise provided in Section 6(f) below, a dispute between the parties with respect to the provisions set forth herein shall be settled by arbitration in accordance with the Expedited Procedures of the Commercial Arbitration Rules of the American Arbitration Association (the “AAA Rules”) by an arbitrator who is mutually agreeable to the parties to such dispute.  If the parties are unable to agree upon an arbitrator, one arbitrator shall be selected in accordance with the AAA Rules and any judgment upon the award rendered by such arbitrator may be entered in any court of competent jurisdiction.  All proceedings in any such arbitration shall be conducted in New York, New York.  Each party to such arbitration shall be responsible for their respective costs and expenses associated therewith.  Upon a final determination by the arbitrator with respect to the dispute, the arbitrator shall notify the parties thereto in writing.  Jurisdiction of such arbitrator shall be exclusive to the disputes arising out of or relating to this Agreement between the parties.  The parties to such dispute shall not have the right to appeal such determination or to otherwise submit a dispute hereunder to a court of law, except as otherwise provided in Section 6(f) below.  Each of the parties expressly agrees and acknowledges that all disputes between the parties are subject to the alternative dispute resolution procedures of this Section 6(e), except as otherwise provided in Section 6(f) below.  EACH PARTY HERETO (INCLUDING ITS AFFILIATES, AGENTS, OFFICERS, DIRECTORS AND EMPLOYEES) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(f)           Specific Enforcement, Consent to Jurisdiction.  The Company and Subscriber acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Any action brought by either party against the other to compel arbitration or for specific enforcement or injunction relief shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York.  The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any such action instituted under this Section 6(f) and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury with respect to any such actions.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding under this Section 6(f) by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  The Company and Subscriber hereby irrevocably waive and agree not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

(g)           Drafting.  This Agreement shall not be construed for or against a party based upon authorship.

(h)           Captions; Certain Definitions.  The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.  As used in this Agreement the term “person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or any other legal entity and a government or any department or agency thereof.

(i)           Severability.  In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

(j)           No Assignment.  Subscriber agrees not to transfer or assign this Subscription Agreement or any of Subscriber’s interest herein and further agrees that the transfer or assignment of the Securities acquired pursuant hereto shall be made only in accordance with all applicable laws.

(k)           No Revocation.  Subscriber agrees that Subscriber cannot cancel, terminate, or revoke this Subscription Agreement or any agreement of Subscriber made hereunder, and this Subscription Agreement shall survive the death or legal disability of Subscriber and shall be binding upon Subscriber’s heirs, executors, administrators, successors, and permitted assigns.

(l)           Counsel.  Subscriber acknowledges that it has been advised and has had the opportunity to consult with Subscriber’s own attorney and other advisors regarding this Subscription Agreement and Subscriber has done so to the extent that Subscriber deems appropriate.

Signature Page for Individuals:

IN WITNESS WHEREOF, Subscriber has caused this Subscription Agreement to be executed as of the date indicated below.

$
Purchase Price	Number of Units

Print or Type Name	Print or Type Name (Joint-owner)

Signature	Signature (Joint-owner)

Date	Date (Joint-owner)

Social Security Number	Social Security Number (Joint-owner)

Address	Address (Joint-owner)

_______ Joint Tenancy	______ Tenants in Common

Signature Page for Partnerships, Corporations or Other Entities:

IN WITNESS WHEREOF, Subscriber has caused this Subscription Agreement to be executed as of the date indicated below.

$
Total Purchase Price	Number of Units

Print or Type Name of Entity

Address

Taxpayer I.D. No. (if applicable)	Date

By:

Signature:
Name:	Print or Type Name and Indicate
Title:	Title or Position with Entity

Acceptance:

IN WITNESS WHEREOF, the Company has caused this Subscription Agreement to be executed, and the foregoing subscription accepted, as of the date indicated below, as to _______ Shares.

RXBIDS

By:
Name:
Title:

Date: _____________, 2011

EXHIBIT D

REGISTRATION RIGHTS

All shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Class A Warrants and the Class B Warrants will be deemed “Registrable Securities” subject to the provisions of this Exhibit D.  All capitalized terms used but not defined in this Exhibit D shall have the meanings ascribed to such terms in the Subscription Agreement to which this Exhibit is attached.

1.           Piggy-Back Registration.

1.1           Piggy-Back Rights.  If at any time on or after the date the Company consummates the Transaction (but prior to the date that is five years from the effective date of the Transaction) the Company proposes to file a Registration Statement (a “Registration Statement”) under the Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities appearing on the books and records of the Company as such a holder as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such Registration Statement, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”).  Subject to Section 1.2 below, the Company shall cause such Registrable Securities to be included in such registration and shall use its commercially reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof.  All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

1.2           Reduction of Offering.  If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of Common Stock which the Company desires to sell, taken together with the Common Stock, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of Registrable Securities hereunder, the Registrable Securities as to which registration has been requested under this Section 1, and the Common Stock, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other shareholders of the Company, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in any such registration:

(a)           If the registration is undertaken for the Company’s account: (A) first, the share of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the share of Common Stock or other securities, if any, comprised of Registrable Securities, as to which registration has been requested pursuant to the applicable written contractual piggy-back registration rights of such security holders, pro rata in accordance with the number of shares that each such Person has requested be included in such registration, regardless of the number of shares held by each such Subscriber (“Pro Rata”), that can be sold without exceeding the Maximum Number of shares of Common Stock; and (C) third, to the extent that the Maximum Number of shares has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares; and

(b)           If the registration is a “demand” or “piggyback” registration undertaken at the demand of holders of shares of Common Stock, (A) first, the shares of Common Stock or other securities for the account of the demanding persons, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the shares of Registrable Securities, Pro Rata, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares; and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares.

1.3           Withdrawal. Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement.  The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement.  Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 1.6 below.

1.4           The Company shall notify the Subscriber at any time when a prospectus relating to such Subscriber’s Registrable Securities is required to be delivered under the Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.  At the request of the Subscriber, the Company shall also prepare, file and furnish to the Subscriber a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.  The Subscriber agrees not to offer or sell any Registrable Securities covered by the Registration Statement after receipt of such notification until the receipt of such supplement or amendment.

1.5           The Company may request the Subscriber to furnish the Company such information with respect to the Subscriber and the Subscriber’s proposed distribution of the Registrable Securities pursuant to the Registration Statement as the Company may from time to time reasonably request in writing or as shall be required by law or by the SEC in connection therewith, and the Subscriber agrees to furnish the Company with such information.

1.6           The Company agrees to bear all SEC registration and filing fees, printing and mailing expenses, and fees and disbursements of counsel and accountants for the Company in connection with the registration of Registrable Securities called for hereunder.

[End of Exhibit D]